Exhibit 10.1

AMENDMENT NO. 8 TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT AND AMENDMENT

TO REVOLVING CREDIT NOTE

THIS AMENDMENT, dated as of February 16, 2012, by and between Manitex International, Inc., a Michigan corporation formerly known as Veri-Tek International, Corp., and Manitex Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”); and

WHEREAS, Companies and Bank wish to amend the Agreement and the Revolving Credit Note dated June 29, 2011, executed pursuant to the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1. The definition of “Revolving Credit Maximum Amount” is amended by deleting the figure Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) where it appears therein and replacing it with the figure Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000).

2. Subsection (c) of the definition of “Eligible Account” is amended to read as follows:

(c)	(i) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account, or it arises from services rendered and such services have been performed; or (ii) it is on “Bill and Hold” terms, subject to documentation satisfactory to Bank in its sole discretion; provided, however, the aggregate amount of such accounts does not exceed $7,000,000 (pre-margin);

3. The Revolving Credit Note is amended to confirm to the Agreement so that the face amount thereof is now $27,500,000.

4. This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

5. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

6. Each Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

7. This Amendment shall be effective upon (a) execution of this Amendment by Companies and Bank and (b) payment by the Companies to Bank of a non-refundable amendment fee in the amount of $25,000.

WITNESS the due execution hereof as of the day and year first above written.

BANK:	COMPANIES:

COMERICA BANK	MANITEX INTERNATIONAL, INC.

By: James Q. Goudie	By: David H. Gransee

Its VP & AGM	Its: VP & CFO

MANITEX, INC.

By: David H. Gransee

Its: VP & CFO

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